Exhibit 23.1 – Consent of Rosenberg, Rich Baker and Berman Company

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 31, 2015, relating to the financial statements of GRCR Partners, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rosenberg, Rich, Baker, Berman & Company
Somerset, New Jersey